UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2007 (September 17, 2007)

M & F Worldwide Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-8600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2007, Howard Gittis, the Chairman of the Board of Directors and Chief Executive Officer of M & F Worldwide Corp. (the “Company”), died.  Mr. Gittis was an extraordinary leader and a valued member of the Board of Directors and will be greatly missed.

On September 18, 2007, the Board of Directors appointed Ronald O. Perelman as Chairman of the Board of Directors and Barry F. Schwartz, the Company’s General Counsel, as acting Chief Executive Officer.  Mr. Schwartz, 58, has been Executive Vice President and General Counsel of the Company since 1996. He has been Executive Vice President and General Counsel of MacAndrews & Forbes Holdings Inc. and MacAndrews & Forbes Inc. (collectively, “MacAndrews & Forbes”) and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993.  Mr. Schwartz also is a director of the following companies which are required to file reports under the Securities Exchange Act of 1934:  Scientific Games Corporation, Revlon Consumer Products Corporation and Harland Clarke Holdings Corp.

The Company intends to initiate a search for a permanent Chief Executive Officer promptly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
Date: September 18, 2007	By: /s/ Barry F. Schwartz Name: Barry F. Schwartz, Esq. Title: Acting Chief Executive Officer and General Counsel